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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99742) pertaining to the 1984 Stock Option Plan, the 1993 Incentive Stock Option Plan, and the Non-Incentive Stock Option Plan for Outside Directors and in the Registration Statement (Form S-8 No. 333-13191) pertaining to the Central Bancorporation 1992 Employee Stock Option Plan and the Central Bancorporation Director Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-24525) pertaining to the 1996 Outside Directors Options-for-Fees Plan of InterWest Bancorp, Inc., of our report dated October 30, 1997, with respect to the consolidated financial statements of InterWest Bancorp, Inc. and subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended September 30, 1997.



Ernst & Young LLP
Seattle, Washington
December 22, 1997